                                                                   Exhibit 10.41

                                      LEASE

      THIS LEASE ("Lease") is made as of the ___ day of June, 2006, between HUMPHREY & RODGERS, PO Box 1564, Middleburg, Virginia 20118-1564 (the "Landlord") and DOVER SADDLERY RETAIL, INC., a Massachusetts corporation with a principal place of business located at PO Box 1100, 525 Great Road, Littleton, Massachusetts 01460 (the "Tenant").

                                   CONTINGENCY

      THIS LEASE SHALL BE CONTINGENT UPON THE CONSUMMATION OF THE ACQUISITION OF THE BUSINESS OF "DOMINION SADDLERY" BY THE TENANT HEREUNDER, FAILING WHICH THIS LEASE SHALL BE A NULLITY.

ARTICLE 1 - LEASED PREMISES

      The Landlord agrees to lease to the Tenant and the Tenant accepts the lease from the Landlord of premises located along Route 50, Pleasant Valley, Virginia, further described and identified in Exhibit A to this Lease (the "Premises") under the terms of this Lease.

ARTICLE 2 - TERM

      The term of this Lease shall extend from the later to occur of April 1, 2006 or the Closing on the sale of "Dominion Saddlery" (the "Commencement Date") until May 31, 2007 (the "Termination Date"). On the Termination Date, this Lease will automatically renew for a one-year period. The Lease will continue to renew for subsequent one-year periods upon the anniversary of the Termination Date, unless either party provides twelve (12) months' notice, pursuant to the notice provisions contained herein, of its desire to terminate the Lease.

ARTICLE 3 - RENT

      The Tenant shall pay the Landlord Gross Rent of Five Thousand Dollars ($5,000.00) per month, in advance, on the first day of each month. Payment shall be made to Landlord at Braddock Supply Corporation, Chantilly, Virginia, or such other place as Landlord may designate in writing.

ARTICLE 4 - SECURTY DEPOSIT

      The Tenant has deposited no security deposit with the Landlord.

ARTICLE 5 - USE OF PREMISES

      The premises may be used only in accordance with all applicable laws and ordinances. Tenant shall keep the Premises free from all dangerous conditions. Tenant will use said Premises actively and continuously for the full term hereof as a tack shop.

ARTICLE 6 - UTILITIES, TAXES, INSURANCE

      Tenant shall pay all utility charges for utilities affecting the Premises. The Landlord shall pay for all real estate taxes affecting the Premises and fire insurance for the Premises. Tenant shall name Landlord as an additional insured on its casualty and public liability insurance policies and shall be responsible for insuring its equipment located at the Premises.

ARTICLE 7 - REPAIR AND MAINTENANCE

      The Tenant shall keep the Premises clean and in good repair and shall not commit damage or waste. The Tenant shall be responsible for all maintenance expenses of any kind with respect to the Premises, and shall repair any damage to the Premises not caused by the Landlord's gross negligence or willful misconduct.

ARTICLE 8 - LIABILITY/INDEMNITY

      Except as provided below, the Tenant assumes the entire risk of and sole responsibility for any injury or harm of any kind to any person resulting from the condition or use of the Premises. The Landlord shall not be liable to the Tenant or any third party for any type of harm that occurs in connection with the Premises, except for harm resulting from the Landlord's willful misconduct or gross negligence. The Tenant shall indemnify and save the Landlord harmless from all losses, costs, damages, and claims, including attorneys' fees for which the Landlord may be held liable, arising from the Tenant's use and occupancy of the Premises.

ARTICLE 9 - DAMAGE TO PREMISES; CONDEMNATION

      If fire or other casualty damages the Premises or any portion so as to be unfit for use, or if so much of the Premises are taken as to render the Premises to be unfit for use, the Tenant may terminate the Lease if it first delivers to the Landlord all insurance payments, damages or other proceeds held by it with respect to the damage to or taking of the Premises and an assignment of all its rights to receive future proceeds, damages, or insurance payments.

ARTICLE 10 - ACCESS TO PREMISES

      The Landlord may enter and inspect the Premises, at reasonable times and upon reasonable notice to the Tenant. In the event of an emergency, the Landlord shall not need the Tenant's advance consent to enter the Premises.

ARTICLE 11 - ASSIGNMENT/SUBLETTING

      The Tenant shall not allow any other party to occupy the Premises. The Tenant shall not assign the Lease or sublet the Premises without the Landlord's prior written consent, which consent may be withheld in the Landlord's sole discretion. The Landlord may assign its rights under the Lease.

ARTICLE 12 - CONDITION AT TERMINATION OF LEASE

      At the end of the Lease:

            1. The Premises shall be in as good and clean a condition as at the beginning of the Lease, usual wear and tear and damage by fire, storm or public enemies excepted.

            2. Anything installed by the Tenant shall be removed, and any damage caused by removal shall be repaired at Tenant's expense.

            3. Any improvements or alterations that are not detachable shall become the Landlord's property; however, the Landlord may require the Tenant to remove any unapproved improvement or alteration and to return the Premises to their condition prior to such alteration or improvement.

            4. The Tenant shall remove all personal property from the Premises.

            5. The Tenant shall return all keys and copies of keys to the Landlord.

      At the end of the Lease, if the Tenant or its representatives fail to remove all of the Tenant's personal property from the Premises within a reasonable period of time, any personal property remaining shall be deemed to be the Landlord's property and may be disposed of by the Landlord as it sees fit.

ARTICLE 13 - DEFAULT

      Upon the Tenant's default under this Lease, the Landlord may, at any time, terminate the Lease without giving up any rights under the Lease. The Landlord acknowledges its obligation to comply with Virginia law in exercising its rights to terminate the Tenant's tenancy and to retake possession of the Premises if the Tenant abandons the property or defaults under this Lease.

ARTICLE 14 - WAIVER

      The Landlord's consent or inaction as to any breach of the Lease shall not constitute a waiver of any prior or succeeding breach. Acceptance of rent with knowledge of a breach shall not constitute waiver.

ARTICLE 15 -ACCEPTANCE OF PREMISES

      The Tenant's occupancy of the Premises constitutes the Tenant's acceptance of the Premises, and places upon the Tenant the sole responsibility for the upkeep and safety of the Premises set forth in the Lease.

ARTICLE 16 - SUBORDINATION AND ESTOPPEL CERTIFICATE

      Upon the Landlord's request, the Tenant shall subordinate this Lease to any mortgage of the Premises granted by the Landlord to a lender to secure any obligation of the Landlord to such lender, and the Tenant shall execute such estoppel certificates and subordination agreements as may reasonably be required by the Landlord's lender in connection with such financing. The

Tenant hereby irrevocably appoints the Landlord its attorney-in-fact to execute such documents, should the Tenant refuse to sign such documents.

ARTICLE 17 - NOTICE

      Whenever this Lease requires or permits notice, notice shall be sent hand-delivered to the individual or address, or mailed, postage paid, registered or certified, return receipt requested, to the Tenant and the Landlord at the address written first above, unless the law requires a different means of service. Each party is responsible for providing a current address. Failure to notify the other party of a new address shall be at the failing party's sole risk, and any notice sent or served to the current address shall be deemed proper notice. The Tenant shall furnish the Landlord with a future address on move out.

ARTICLE 18 - HOLDING OVER

      If the Tenant remains in possession of the Premises after the termination of the Lease, Tenant will occupy the Premises as a tenant from month-to-month, subject to all conditions provisions, and obligations of the Lease in effect on the last day of the term and Tenant shall pay a rent equal to the fixed rent due hereunder on the last month of the term or extended term plus ten percent (10%).

ARTICLE 19 - CUMULATIVE REMEDIES

      The remedies provided by this Lease are not exclusive of other remedies available under present or future law.

ARTICLE 20 - GOVERNING LAW

      This Lease shall be governed by Virginia law.

ARTICLE 21 - SEVERABILITY

      If any provision of this Lease is contrary to law or is held invalid, the remaining provisions shall remain effective. If the law changes and affects rights under the Lease, the Lease shall be read to comply with or include such laws.

ARTICLE 22 - BINDING EFFECT

      This Lease shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

EXECUTED as of the day and year first written above.

                                    LANDLORD:

                                    HUMPHREY & RODGERS

                                    By:  ________________________________
                                    Name: _______________________________
                                    Title: ______________________________
                                    Duly Authorized

                                    TENANT:

                                    DOVER SADDLERY, RETAIL INC.

                                    By:  ________________________________
                                    Name: _______________________________
                                    Title: ______________________________
                                    Duly Authorized

COMMONWEALTH OF VIRGINIA
COUNTY OF ___________________

      The foregoing instrument was acknowledged me this ___ day of ________________, 2006 by ________________________, the
__________________________ of Humphrey & Rodgers, on behalf of said company.

                                    _____________________________________
                                    Justice of the Peace/Notary Public
                                    My Commission Expires: ______________

STATE OF ____________________
COUNTY OF ___________________

      The foregoing instrument was acknowledged me this ___ day of ________________, 2006 by ________________________, the
__________________________ of Dover Saddlery Retail, Inc., on behalf of said company.

                                    _____________________________________
                                    Justice of the Peace/Notary Public
                                    My Commission Expires: ______________

                                    EXHIBIT A

                        [DESCRIPTION OF LEASED PREMISES]

      The parties will attach prior to execution a site plan for the property, which will designate that Tenant shall control the entire premises including all parking and ingress/egress to edge of property line.